UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  June 15, 2016
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2016, E*TRADE Financial Corporation’s (the “Company”) Board of Directors (the “Board”) expanded the number of members of the Board from eleven to twelve and elected Mr. Kevin Kabat to the Board and the Compensation and Governance Committees of the Board, effective June 16, 2016 (the “Effective Date”).  Mr. Kabat will stand for re-election at the 2017 Annual Stockholders Meeting.

Consistent with the Company’s non-employee director compensation policy, as of the Effective Date, the Board approved the payment of a pro-rata retainer to Mr. Kabat in the amount of $45,000 in cash, and a grant of restricted stock with a fair market value on the Effective Date equal to $90,000, which will vest one year from the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: June 15, 2016	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary